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                                                                   Exhibit 10.32

                          CONSULTING SERVICES AGREEMENT


         THIS CONSULTING SERVICES AGREEMENT (this "Agreement"), dated September __, 2000, is made to be effective as of the 1st day of January, 2000 by and between R.G. BARRY CORPORATION, an Ohio corporation (the "Company"), and FLORENCE ZACKS MELTON ("Consultant").

                                   WITNESSETH:

         WHEREAS, the Company is engaged in the business of manufacturing, marketing and selling a variety of slipper-type footwear and other products;

         WHEREAS, Consultant is a founder of the Company and has been engaged for many years in the design and development of new products and product constructions for the Company; and

         WHEREAS, on the terms and conditions set forth herein, the Company desires to engage Consultant as a consultant to the Company and Consultant desires to be so engaged by the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants in this Agreement, the Company and Consultant agree as follows:

         1. ENGAGEMENT OF CONSULTANT. The Company hereby retains Consultant as an independent contractor and the Consultant hereby accepts such retention and engagement as an independent contractor, all in accordance with the terms and conditions of this Agreement.

         2. TERM OF ENGAGEMENT. The Consultant's engagement under this Agreement will begin on January 1, 2000 (the "Effective Date") and will continue until December 31, 2001 (the "Consulting Period"). The Consulting Period will be automatically extended for additional 12 month periods, unless at least 30 days prior to the end of the last day of the then current term of the Consulting Period, either party gives written notice to the other party that it does not wish to extend the Consulting Period.

         3. SERVICES. During the Consulting Period, the Consultant shall make herself available to provide, and so provide, the consulting and advisory services described below (the "Services") as required, from time to time, by the Chief Executive Officer or Board of Directors of the Company (the "Board"), at such times as may be mutually agreed between Consultant and the officer requesting such services or the Board, provided that the Services shall not require Consultant to travel outside the Central Ohio area. Consultant shall devote such time and energy as reasonably required to perform the Services. The Services shall include the following:

              (i) Consult with Company personnel regarding product designs and constructions and manufacturing techniques;

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              (ii)  Serve as a representative of the Company to promote and enhance the Company's image, traditions and reputation;

              (iii) Make occasional presentations to the Company's associates regarding the Company's traditions, values and philosophy and similar matters; and

              (iv) Consult on such other matters pertaining to the Company's business as the Company may reasonably request.

         4. CONSULTING FEE. As consideration for Consultant's performance of the Services, the Company shall pay Consultant during the Consulting Period a quarterly fee of $15,000. On the date of signing of this Agreement, the Company will pay to Consultant the sum of $45,000 for Services rendered during the first nine months of 2000. Thereafter, so long as this Agreement is in effect, the Company shall pay to Consultant the amount of $15,000 on the first day of each and every October, January, April and July for Services for the following three-month period. All ordinary and reasonable out-of-pocket expenses incurred by Consultant in connection with the performance of the Services shall be reimbursed to Consultant by the Company, provided that if such expenses are reasonably expected to exceed $5,000 in the aggregate during any six-month period, Consultant shall have such expenses approved in advance by the Chief Executive Officer of the Company.

         5. TERMINATION. If Consultant dies or becomes Permanently Disabled during the Consulting Period, this Agreement shall automatically terminate on the date of Consultant's death or Permanent Disability, as applicable. Consultant shall be deemed to have a "Permanent Disability" or to be "Permanently Disabled" if she is unable to perform, by reason of physical or mental incapacity, the Services for a total period of 120 days in any 360-day period. The Board shall determine, according to the facts then available, whether and when Consultant became Permanently Disabled. Such determination by the Board shall not be arbitrary or unreasonable, but such decision by the Board shall be final and binding on the parties hereto. If Consultant becomes Permanently Disabled or dies, the Consultant shall be entitled to receive no further payments under this Agreement. If this Agreement is terminated by the Company for any other reason (other than as a result of Consultant's continuing breach of this Agreement after receipt of written notice of the breach and her failure to cure the breach within a reasonable period of time following such notice), the Company shall continue to pay Consultant the consulting fees provided for in Section 4 for the remainder of the Consulting Period.

         6.   MISCELLANEOUS.

              (a) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

              (b) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement sets forth the entire understanding of the parties, and supersedes and preempts all prior oral or written understandings and agreements with respect to the subject matter hereof.

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              (c)   Governing Law. This Agreement shall be construed and
enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Ohio without giving effect to provisions thereof regarding conflict of laws.

              (d) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be submitted to arbitration by the American Arbitration Association in Columbus, Ohio, and the determination of the American Arbitration Association shall be final and absolute. The arbitration and the arbitrator shall be governed by the Commercial Arbitration Rules of the America Arbitration Association and the pertinent provisions of the laws of the State of Ohio relating to arbitration. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Compensation and benefits provided hereunder shall continue while any proceeding entered into pursuant to this section is in progress.

              (e) Amendment and Waivers. Any provisions of the Agreement may be amended or waived only with the prior written consent of the Company and Consultant.

              (f) No Effect on Royalty Agreement. Nothing contained in this Agreement shall be deemed an amendment or otherwise affect any other agreement presently in effect between the Company and Consultant.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       COMPANY:

                                       R.G. BARRY CORPORATION


                                       By:   /s/ Daniel D. Viren
                                           -------------------------------------

                                       Its:  CFO
                                            ------------------------------------


                                       CONSULTANT:


                                             /s/ Florence Zacks Melton
                                       -----------------------------------------
                                       Florence Zacks Melton




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